UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015

Hydrophi Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55050	27-2880472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3440 Oakcliff Road, Suite 100 Doraville, GA	30340
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 974-9910

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On November 23, 2015, Hydrophi Technologies Group, Inc., a Florida corporation (the “Company”, “we,” “us,” or “our”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), whereby the Company purchased, all of the outstanding stock of each of Pro Star Freight Systems Inc. and Pro Star Truck Center Inc. (collectively, “Pro Star”).  The Pro Star Purchase Agreement is an attempt to preserve and enhance shareholder value in light of ongoing challenges in the execution of the Company’s business mission to bring hydrogen on demand technology to older, mechanical injection vehicles. Pro Star had unaudited management reported 2014 revenue of $27.3 million with net income of $660,000.

The purchase price for Pro Star consists of (i) up to an aggregate of $1,512,500 in cash, payable in installments as set forth in the Purchase Agreement (“Closing Cash”), (ii) a promissory note in the principal amount of $2,500,000, which is convertible into 4.9% of the issued and outstanding capital stock of the Company on a fully-diluted basis (the “Note”), (iii) Series A preferred stock of the Company, which will be convertible into 80% of the issued and outstanding capital stock of the Company on a fully-diluted basis (the “Preferred Stock”) and (iv) a form of warrant that will be exercisable for a number of shares of common stock of the Company necessary to ensure that the Note and Preferred Stock collectively result in the issuance of 84.9% of the issued and outstanding capital stock of the Company on a fully-diluted basis (the “Goldenshare”).  Following the eighteen month anniversary of the issuance of the Preferred Stock, holders of Preferred Stock shall be entitled to dividends at the rate of 5% per annum, payable quarterly.  Holders of Preferred Stock shall vote together as a single class with holders of common stock of the Company.

Further, certain existing investors have agreed to either forgive certain outstanding debt of the Company or exchange such debt for common stock of the Company.  Such forgiveness and/or exchange has resulted in the elimination of debt liability of almost $2.5 million, and the net return to treasury of approximately 30 million shares of common stock.

New Notes

The Closing Cash will be funded to the Company by existing investors in the Company in exchange for the issuance of certain convertible promissory notes (the “New Notes”).  New Notes representing $1,250,000 of the Closing Cash will (i) have a term of one year, which in certain circumstances may be extended by an additional nine months, (ii) accrue interest at 10%, (iii) have a conversion price equal to a 20% discount from the average of the three lowest trading prices in the five trading days prior to the day that the holder elects conversion and (iv) contain standard events of default.  New Notes representing up to $262,500 of the Closing Cash will (i) have a term of nine months, (ii) accrue interest at 10%, (iii) have a conversion price equal to a 15% discount from the average of the three lowest trading prices in the five trading days prior to the day that the holder elects conversion and (iv) contain standard events of default.

Settlement and Extinguishment

In connection with the Company’s entering into the Purchase Agreement, existing investors agreed to return to the Company, for cancellation, that certain warrant to purchase 2,647,059 shares of the Company’s common stock, dated April 28, 2014.  In addition, the existing investors agreed that the Company shall no longer be obligated to make any “Royalty Payments” pursuant to Section 4s. of that certain Securities Purchase Agreement, dated as of December 4, 2014, by and between the Company and the investor party thereto.

The foregoing description of the Purchase Agreement, the Note, the Preferred Stock, the New Notes and the Goldenshare does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Preferred Stock, Purchase Agreement, the Note, the New Notes and the Goldenshare, copies of which are filed herewith as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference herein. The provisions of the Purchase Agreement, the Note, the Preferred Stock and the New Notes, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about our current state of affairs. Rather, investors and the public should look to other disclosures contained in our filings with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.01.  Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately upon the closing of the transactions contemplated by the Purchase Agreement, our directors Reid Meyer and Mark Robinson resigned.  Roger M. Slotkin will remain a director, and Chief Executive Officer of the Company.

Simultaneously with the resignation of Messrs. Meyer and Robinson, Nikola Zaric was appointed to our Board of Directors, effective immediately.  Further, Mr. Zaric was also, effective immediately, appointed President of the Company.

Mr. Zaric founded Pro Star Freight Systems Inc. in May 2012.  His career in trucking and logistics began in October 2009 when he founded, and was the operational manager of, Arrow Freight Inc.  Prior to 2009, when Mr. Zaric moved from Serbia to the United States, he obtained his medical degree as a general practitioner.  Upon arriving in the United States he recognized the business opportunity in trucking and logistics in the mid-United States region.  Beginning with one truck, he has built a business with 150 trucks and over 200 employees.

Item 9.01. Financial Statements and Exhibits

(b)

Unaudited Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 1.01 above will be filed under cover of a Form 8-K/A no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

4.1	Certificate of Designation of Series A Convertible Preferred Stock of Hydrophi Technologies Group, Inc.

10.1	Stock Purchase Agreement, dated as of November 23, 2015, by and among Pro Star Freight Systems Inc., Pro Star Truck Center Inc., Prostar Holdings Trust and Hydrophi Technologies Group, Inc.

10.2	Senior Secured Convertible Note, dated November 23, 2015, issued by Hydrophi Technologies Group, Inc. to the Holder party thereto.

10.3	Form of New Notes, issued by Hydrophi Technologies Group, Inc., to the Holder party thereto.

10.4	Form of Warrant, issued by Hydrophi Technologies Group, Inc., to the Holder party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROPHI TECHNOLOGIES GROUP, INC.

Date: November 24, 2015	By:	/s/ Nikola Zaric
Name: Nikola Zaric Title: President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designation of Series A Convertible Preferred Stock of Hydrophi Technologies Group, Inc.

10.1	Stock Purchase Agreement, dated as of November 23, 2015, by and among Pro Star Freight Systems Inc., Pro Star Truck Center Inc., Prostar Holdings Trust and Hydrophi Technologies Group, Inc.

10.2	Senior Secured Convertible Note, dated November 23, 2015, issued by Hydrophi Technologies Group, Inc. to the Holder party thereto.

10.3	Form of New Notes, issued by Hydrophi Technologies Group, Inc., to the Holder party thereto.

10.4	Form of Warrant, issued by Hydrophi Technologies Group, Inc., to the Holder party thereto.